Exhibit 1


                                        July 21, 2000






Security and Exchange Commission
Washington, D.C.   20549

Gentlemen:

We were previously principal accountants for E.mergent, Inc., formerly known as VideoLabs, Inc. and on February 16, 2000 (except for Note 15 as to which the date is February 28, 2000), we reported on the financial statements of VideoLabs, Inc. as of December 31, 1999 and 1998 and for the years then ended. On July 7, 2000, we were notified that as of July 14, 2000 we were dismissed as principal accountants of E.mergent, Inc. We have read E.mergent, Inc.'s statements included under Item 4 of its form 8-K for July 21, 2000, and we agree with such statements.

Sincerely,



/s/Boulay, Heutmaker, Zibell & Co., P.L.L.P.